UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010

Irvine Sensors Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 549-8211

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement..

On December 10, 2010, Irvine Sensors Corporation (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with three accredited investors, pursuant to which the Company sold and issued to the investors unsecured convertible promissory notes of the Company (the “Notes”) in a seventh closing of a private placement (the “Private Placement”), the material terms of which were previously disclosed in the Company’s Form 8-K filed with the SEC on November 15, 2010. The $118,600 aggregate principal value of the Notes in said seventh closing was paid in cash to the Company.

As previously disclosed, the Notes bear simple interest at a rate per annum of 10% and have a maturity date of May 31, 2011. Interest on the Notes accrues and is payable in arrears at maturity. At the discretion of an investor holding a Note, any outstanding principal and accrued interest remaining under the Note at maturity may be converted into shares of the Company’s common stock at a conversion price equal to $0.13 per share (the “Conversion Price”), provided, however, that the Company has a sufficient number of authorized shares of common stock to allow such conversion at such time, and that the investor is an accredited investor at the time of such conversion as such term is defined in Rule 501 under the Securities Act of 1933, as amended. There is no assurance that a sufficient number of authorized shares of the Company’s common stock will be available for conversion of any outstanding principal and accrued interest under the Notes. Also at the discretion of an investor holding a Note, any outstanding principal and accrued interest under said Note may be converted at the closing of a subsequent private placement of the Company with gross proceeds of at least $8.0 million (a “Subsequent Financing”) into the securities issued in a Subsequent Financing on the same terms and conditions as the other investors in said Subsequent Financing, provided, however, that the investor is an “accredited investor” at the time of such conversion as such term is defined in Rule 501 under the Securities Act of 1933, as amended; and provided, further, that such investor enters into and executes the same documents, satisfies the same conditions and agrees to be bound by the same terms as all other investors in said Subsequent Financing. There is no assurance that the Company will consummate any Subsequent Financing. Unpaid and unconverted principal value and accrued interest of the Notes may be repaid in cash prior to maturity in whole or in part at any time without premium or penalty. The amounts owing under the Notes may be accelerated upon the occurrence of certain events of default, such as the termination of existence of the Company, the appointment of a receiver or custodian for the Company or any part of its property if such appointment is not terminated or dismissed within thirty days, the institution against the Company or the voluntary commencement by the Company of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally which proceeding is not dismissed within sixty days of filing, or an assignment by the Company for the benefit of its creditors or an admission in writing by the Company of its inability to pay its debts as they become due.

As additional consideration for the Notes, the Company shall issue shares of its common stock to each investor with a value equal to 25% of the principal amount of the Notes purchased by such investor, based on a valuation per share (the “Initial Valuation”) which was the greater of (i) the fair market value of the Company’s common stock (as determined by the last closing sales price of the Company’s common stock prior to the date of issuance of the Notes) (the “Market Value”), and (ii) $0.13 per share, but not greater than $0.14 per share (the “Shares”). For the seventh closing of the Private Placement, the Initial Valuation was $0.13 per share. The Company will issue the Shares to the investors upon the earlier of (i) the closing of a Subsequent Financing, and (ii) seven months following the issuance date of the Notes or as soon as practicable thereafter as permitted by law or regulation. Pending such issuance, the Company will reserve the appropriate number of shares of its common stock to permit the issuance of the Shares.

The total number of Shares issuable and shares of common stock of the Company potentially issuable upon conversion of the principal and accrued interest under the Notes at maturity issued pursuant to the seventh closing of the Private Placement is 1,184,121 in the aggregate, assuming that the Company does not repay the Notes before maturity and investors holding Notes convert all outstanding principal and accrued interest at maturity into common stock of the Company.

In consideration for services rendered as the lead placement agent in the seventh closing of the Private Placement, on December 10, 2010, the Company paid the placement agent cash commissions, a management fee and an expense allowance fee aggregating $9,130, which represents 7.7% of the gross proceeds of the seventh closing of the Private Placement, and agreed to issue to the placement agent a five-year warrant to purchase an aggregate of 70,230 shares of the Company’s common stock at an exercise price of $0.13 per share, which price was equal to the Initial Valuation of the Company’s common stock immediately preceding the Company entering into the agreement to issue such warrant. The warrant issued to the placement agent is referred to in this report as the “Agent Warrant.”

The Agent Warrant shall be issued on the same date as the Shares are issued to the investors in the Private Placement. The Agent Warrant shall not be exercisable until stockholder authority has been obtained to increase the Company’s authorized shares of common stock to a number adequate to reserve for both any shares of common stock to be issued in a Subsequent Financing, if any, and the Agent Warrant, as well as any other known issuances of common stock for which the Company must reserve shares for issuance. The Agent Warrant shall have a net “cashless” exercise feature.

None of the Notes, Shares or Agent Warrant, or the shares of the Company’s common stock issuable upon conversion or exercise thereof, has been registered under the Securities Act of 1933 and none may be offered or sold absent registration or an applicable exemption from registration. The Company does not plan to register the Notes, Shares or Agent Warrants, or the shares of the Company’s common stock issuable upon conversion or exercise thereof.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Notes, Shares and Agent Warrants (and the issuance of shares of the Company’s common stock upon exercise or conversion thereof) have been determined to be exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION
(Registrant)

Dated: December 16, 2010	/s/ JOHN J. STUART, JR.

John J. Stuart, Jr. Senior Vice President and Chief Financial Officer